UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 23, 2020

MODULAR MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49671	87-0620495
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Valley Parkway, Suite 203 Escondido, California	92025
(Address of principal executive offices)	(Zip Code)

(760) 392-1343

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 ).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2020, the board of directors of Modular Medical, Inc. (the “Company”) appointed William J. Febbo to be a member of the Company’s board of directors. As an independent director, Mr. Febbo was also appointed to chair the Company’s newly-formed compensation committee of the board of directors.

Mr. Febbo, who is 51, has served as chief executive officer and a member of the board of directors of OptimizeRx Corporation since February 2016. In 2017, he became a faculty member of the Massachusetts Institute of Technology’s linQ program, which is a collaborative initiative focused on increasing the potential of innovative research to benefit society and the economy. Prior to 2016, Mr. Febbo served as chairman and founder of Plexuus, LLC, a payment processing business for medical professionals. From 2007 to 2015, he served as chief operating officer of Merriman Holdings, Inc., an investment banking firm, and assisted with capital raises in the tech, biotech, cleantech, consumer and resources industries. From 2013 to 2015, Mr. Febbo served as chief executive officer and co-founder of Digital Capital Network, Inc., which operated a transaction platform for institutional and accredited investors. Prior to 2007, he was chief executive officer and co-founder of MedPanel, a provider of market intelligence and communications for the pharmaceutical, biomedical, and medical device industries. Mr. Febbo holds a B.A. in international studies and Spanish from Dickinson College.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000, and in which either of Mr. Febbo had, or will have, a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Mr. Febbo and any other person pursuant to which Mr. Febbo was selected as a director of the Company.

In connection with his appointment and service as a non-employee director, Mr. Febbo will enter into the Company’s standard form of indemnification agreement and will receive an annual cash retainer of $10,000 paid in quarterly installments. Mr. Febbo will also receive an initial option to purchase 200,000 shares of common stock of the Company vesting over three years, with one-third of the shares subject to the option vesting on each one-year anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Modular Medical, Inc.

Date: January 29, 2020	/s/ Paul M. DiPerna
Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer